UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2008

IGIA, INC.
(Exact name of registrant as specified in charter)

Delaware	000-23506	33-0601498
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

16 East 40th Street, 12th Floor, New York, NY 10016
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 575-0500

Copies to:
Diane L. Bodenstein, Esq.
Paykin Mahon Rooney & Krieg, LLP
185 Madison Avenue
New York, New York 10016
Phone: (212) 725-4423
Fax: (212) 684-9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

To obtain funding for the purpose of payment of general corporate and operating expenses IGIA, Inc. (“we,” “us,” “our” or the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with New Millennium Capital Partners II, LLC, AJW Partners, LLC, and AJW Master Fund, Ltd. (collectively, the “Investors”) as of July 15, 2008, pursuant to which the Investors purchased (i) $100,000 aggregate principal amount of callable secured convertible notes (the “Notes”) and (ii) stock purchase warrants (the “Warrants”) to buy an aggregate of 10,000,000 shares of our common stock. The Company received net proceeds from the sale of approximately $95,000, after deducting approximately $5,000 of expenses related to the sale.

The Notes bear interest at 15%, mature three years from the date of issuance and are convertible into our common stock, at the Investors' option, at an initial conversion price equal to the lower of (i) $0.04 or (ii) 20% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of July 15, 2008, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.000355 and, therefore, the conversion price for the secured convertible notes was $0.000071. Based on this conversion price, the Notes, excluding interest, were convertible into 1,408,450,704 shares of our common stock.

We may prepay the Notes if no event of default exists, there are a sufficient number of shares available for conversion of the Notes and the market price is at or below $.0016 per share. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, we have granted the Investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

The Warrants are exercisable until seven years from the date of issuance at a purchase price of $0.0002 per share. In addition, the exercise price of the Warrants is adjusted in the event we issue common stock at a price below market.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The sale of the Notes described in Item 1.01 was completed on July 18, 2008. The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

Item 3.02 Unregistered Sales of Equity Securities

The Notes and Warrants described in Item 1.01 were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the sale of the Notes and Warrants described in Item 1.01, the Company has agreed to amend Article Fourth its Certificate of Incorporation to increase the number of authorized shares from 1,001,000,000, consisting of 1,000,000,000 shares of common stock, par value $.001 per share and 1,000,000 shares of preferred stock, par value $.001 per share, to 2,001,000,000, consisting of 2,000,000,000 shares of common stock, no par value per share, and 1,000,000 shares of preferred stock, no par value per share. The amendment will become effective 20 days after the mailing of an Information Statement on Schedule 14C with respect to the amendment is mailed by the Company to its stockholders.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

4.1	Securities Purchase Agreement dated as of July 15, 2008 by and among the Company, New Millennium Capital Partners II, LLC, AJW Partners, LLC and AJW Master Fund, Ltd.

4.2	Callable Secured Convertible Note in the name of New Millennium Capital Partners II, LLC dated as of July 15, 2008.

4.3	Callable Secured Convertible Note in the name of AJW Partners, LLC dated as of July 15, 2008.

4.4	Callable Secured Convertible Note in the name of AJW Master Fund, Ltd. dated as of July 15, 2008.

4.5	Stock Purchase Warrant in the name of New Millennium Capital Partners II, LLC dated as of July 15, 2008.

4.6	Stock Purchase Warrant in the name of AJW Partners, LLC dated as of July 15, 2008.

4.7	Stock Purchase Warrant in the name of AJW Master Fund, Ltd. dated as of July 15, 2008.

4.8	Registration Rights Agreement dated as of July 15, 2008 by and among the Company, New Millennium Capital Partners II, LLC, AJW Partners, LLC and AJW Master Fund, Ltd.

4.9	Security Agreement, dated as of July 15, 2008, by and among the Company New millennium Capital Partners II, LLC, AJW Partners, LLC and AJW Master Fund, Ltd.

4.10	Intellectual Property Security Agreement, dated as of July 15, 2008, by and among the Company, New millennium Capital Partners II, LLC, AJW Partners, LLC and AJW Master Fund, Ltd.

4.11
Subsidiary Guaranty, dated as of July 15, 2008, by and among the Company, New Millennium Capital Partners II, LLC, AJW Partners, LLC, AJW Master Fund, Ltd., Tactica International, Inc., Kleenfast, Inc., and Shopflash, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGIA, INC.

Date: July 23, 2008	By:	/s/Avi Sivan

Name: Avi Sivan
Title: Chief Executive Officer